Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

Contact:

Kevin P. McCarty

Director of Investor Relations

Intermec, Inc.

425-265-2472

kevin.mccarty@intermec.com

LARRY BRADY PLANS TO RETIRE AS CEO OF INTERMEC

EVERETT, Wash. — March 22, 2007 — Intermec, Inc. (NYSE: IN) announced today that Chairman and CEO, Larry D. Brady, will retire as CEO pending the Board of Directors’ identification of his successor.  Mr. Brady has held the position of Chief Executive Officer of Intermec and its predecessor, UNOVA, since September, 2000, and of Chairman since August 2001, and will reach normal retirement age for the company at year-end.

The Board has formed a search committee and retained Egon Zehnder International, Inc. to assist in the identification and evaluation of internal and external candidates.

About Intermec, Inc.

Intermec, Inc. (NYSE:IN) develops, manufactures and integrates technologies that identify, track and manage supply chain assets. Core technologies include RFID, mobile computing and data collection systems, bar code printers and label media. The Company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.  Contact Intermec Investor Relations Director Kevin McCarty at kevin.mccarty@intermec.com, 425-265-2472.

(Forward-looking Statement)

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, beliefs, expectations or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Actual results may differ from those expressed or implied in our forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Such forward-looking statements involve and are subject to certain risks and uncertainties. These include, but are not limited to, risks and uncertainties described more fully in  our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q.